UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 14, 2005
Retail Ventures, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-10767	20-0090238

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3241 Westerville Road, Columbus, Ohio	43224

(Address of principal executive offices)	(Zip Code)
(614) 471-4722

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     Amendment of Term Loan Warrants.
     On July 5, 2005, Retail Ventures, Inc. (“the Company”) issued amended term loan warrants to each of Cerberus Partners, L.P. (“Cerberus”), Schottenstein Stores Corporation, an affiliate of the Company (“SSC”), and Back Bay Capital Funding LLC (“Back Bay”) (collectively, the “Term Loan Warrants”) to provide Cerberus, SSC and Back Bay the right, from time to time, in whole or in part, to (A) acquire the Company’s common shares at the then current exercise price (subject to anti-dilution provisions), (B) acquire from the Company Class A common shares of DSW Inc., a controlled subsidiary of the Company (“DSW”), at an exercise price equal to the price of shares sold to the public in DSW’s initial public offering (subject to anti-dilution provisions), or (C) acquire a combination thereof.
     On October 14, 2005, the Company amended the Term Loan Warrants dated July 5, 2005 to correct a clerical error in Section 3.1(b) thereof regarding the appropriate adjustment in the number of Company common shares that can be purchased by each of Cerberus, SSC and Back Bay upon exercise of the Term Loan Warrants if, and to the extent, Company common shares are issued on exercise of conversion warrants issued by the Company to SSC and Cerberus on July 5, 2005 prior to the exercise in full of the Term Loan Warrants. The amended Term Loan Warrants held by each of Cerberus, SSC and Back Bay are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, and incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (c) Exhibits.

Exhibit Number	Description
4.1	Amended Common Stock Purchase Warrant issued by Retail Ventures, Inc. to Cerberus Partners, L.P.

4.2	Amended Common Stock Purchase Warrant issued by Retail Ventures, Inc. to Schottenstein Stores Corporation

4.3	Amended Common Stock Purchase Warrant issued by Retail Ventures, Inc. to Back Bay Capital Funding LLC

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Retail Ventures, Inc.
By:	/s/ James A. McGrady
James A. McGrady
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Date: October 19, 2005